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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2001 relating to the financial statements and financial statement schedule of ArthroCare Corporation, which appears in ArthroCare Corporation's Annual Report on Form 10-K for the year ended December 30, 2000.

/s/ PricewaterhouseCoopers LLP

San Jose, California
May 29, 2001